UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2025

WINTRUST FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Illinois	001-35077	36-3873352
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9700 W. Higgins Road, Suite 800 Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 939-9000

Not Applicable

(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	WTFC	The NASDAQ Global Select Market
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, no par value	WTFCM	The NASDAQ Global Select Market
Depositary Shares, Each Representing a 1/1,000th Interest in a Share of 6.875% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E, no par value	WTFCP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 3.03.	Material Modification to the Rights of Security Holders.

In connection with the previously disclosed underwritten public offering by Wintrust Financial Corporation (the “Company”) of 17,000,000 depositary shares, each representing a 1/1,000th interest in a share of the Company’s Series F Preferred Stock (as defined below), the Company is establishing a new series of preferred stock, designated as the “7.875% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series F,” no par value per share (the “Series F Preferred Stock”), of the Company. The Series F Preferred Stock will rank senior to the Company’s common stock and each other class or series of capital stock it may issue in the future, the terms of which do not expressly provide that it ranks on a parity with or senior to the Series F Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding-up of the Company. The Series F Preferred Stock will rank on a parity with the Company’s Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D (the “Series D Preferred Stock”), the Company’s 6.875% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E (the “Series E Preferred Stock”) and each other class or series of capital stock the Company may issue in the future, the terms of which expressly provide that such class or series will rank on a parity with the Series F Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of the Company (collectively, the “parity stock”) (except for any senior stock that may be issued with the requisite consent of the holders of the Series F Preferred and all other parity stock, if any).

Under the terms of the Series F Preferred Stock, the ability of the Company to declare or pay dividends on, make distributions with respect to, or to redeem, purchase or otherwise acquire for consideration, the Company’s common stock or any other stock ranking junior to or on a parity with the Series F Preferred Stock, including the Series D Preferred Stock and the Series E Preferred Stock, is subject to restrictions in the event that the Company has not declared and either paid or set aside a sum sufficient for payment of full dividends on the Series F Preferred Stock for the most recently completed dividend period. The terms of the Series F Preferred Stock, including such restrictions, are more fully described in the Certificate of Designations for the Series F Preferred Stock (the “Certificate of Designations”), which establishes the rights, preferences, privileges, qualifications, restrictions and limitations of the Series F Preferred Stock. A copy of the Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 9, 2025, the Company filed the Certificate of Designations with the Secretary of State of the State of Illinois amending the amended and restated articles of incorporation of the Company, as amended, which became effective upon filing. The Certificate of Designations creates the Series F Preferred Stock out of the authorized and unissued shares of preferred stock of the Company, establishes the terms of the Series F Preferred Stock, fixes the authorized number of shares of Series F Preferred Stock to 18,000, and provides for certain other rights, preferences, privileges, qualifications, restrictions and limitations of the Series F Preferred Stock. A copy of the Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations of Wintrust Financial Corporation filed on May 9, 2025 with the Secretary of State of the State of Illinois, designating the preferences, limitations, voting powers and relative rights of the Series F Preferred Stock.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION

By:	/s/ Kathleen M. Boege
Kathleen M. Boege
Executive Vice President, Chief Legal Officer and Corporate Secretary

Date: May 14, 2025

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